Exhibit 99.1

For more information, contact:
Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

SunGard Announces Third Quarter 2012 Results

Wayne, PA – October 31, 2012 – SunGard, one of the world’s leading software and technology services companies, today reported results for the third quarter ended September 30, 2012. For the third quarter, revenue was $1.04 billion, down 6% year over year (down 4% adjusting for currency). Excluding one of our financial systems businesses, a broker/dealer, and adjusting for currency, revenue was down 3% year over year.

For the third quarter, the Company reported an operating loss of $279 million, including a $385 million non-cash write-down of goodwill in the Availability Services business which represents approximately 8% of our total goodwill balance, compared to operating income of $63 million in the third quarter of 2011 which had no such write-down of goodwill. Adjusted operating income, which excludes the goodwill impairment, the amortization of acquisition-related intangible assets, and other expenses, was $216 million in the third quarter, down 1% year over year. Adjusted EBITDA was $298 million in the quarter, also down 1% year over year. The adjusted operating income margin and the adjusted EBITDA margin both improved over the prior year by 1.0 point and 1.3 points, respectively, primarily due to lower costs and expenses. Adjusted EBITDA and adjusted operating income are defined in Notes 1 and 2 in the Notes attached to this release.

Russ Fradin, president and chief executive officer, commented, “We continue to generate strong cash flow and are focused on the right initiatives for achieving long-term sustainable growth and margin improvement. While weakness in professional services revenue resulted in disappointing revenue for the quarter, license fees remained relatively robust. We’re also encouraged by the significant new deals we signed in the quarter, a strong pipeline and ongoing improvements in cost control. The success of our recent pricing of $1 billion in new senior subordinated notes is also a testament to the strength of our recurring revenue model and the hard work and dedication of our team.”

Financial Systems revenue was $640 million in the third quarter, down 6% year over year (down 4% adjusting for currency). Excluding the broker/dealer business and adjusting for currency, revenue decreased 3%. Software license fees were $43 million in the quarter, an increase of $4 million or 12% compared to the third quarter of 2011.

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Notable deals in the quarter included the following:

•

One of the world’s leading capital markets investment banks selected SunGard’s post-trade securities suite, including SunGard’s Stream Phase3, to help provide clearing, settlement and technology solutions to its financial services customers.

•

The investment banking and capital markets arm of one of the largest financial services firms in the US selected SunGard’s Valdi trading solution suite to gain a consolidated view of trading across global markets, with comprehensive access to positions and risk management for multiple asset and instrument classes.

•	One of the largest regional banks in North America selected SunGard’s AddVantage to help support its asset management and trust accounting.

•	A leading US life insurance company selected SunGard’s iWorks and SunGard Global Services to provide managed services to support a number of core insurance processing applications.

•	One of the world’s leading banks selected SunGard’s InTrader to provide an integrated solution for bank treasury & portfolio management.

Availability Services revenue was $345 million in the third quarter, down 5% year over year (down 4% adjusting for currency). The decline in revenue was primarily driven by North American recovery services, partially offset by North American managed services.

Notable deals in the quarter included the following:

•	A large North American healthcare services organization selected SunGard for managed services, advanced recovery services and our Managed Recovery Program.

•	A global leader in labeling and packaging solutions selected SunGard for disaster recovery services, including our Managed Recovery Program.

•	A leading SaaS provider selected SunGard to help extend its IT infrastructure through Enterprise Cloud Services.

Other revenue, comprised of our Public Sector and K-12 Education businesses, was $50 million in the third quarter, down 3% year over year. Software license fees were $2 million in the quarter, unchanged compared to the third quarter of 2011.

Notable deals in the quarter included the following:

•

A county in Florida selected SunGard Public Sector to provide solutions for computer-aided emergency services dispatch, records management, mobile computing, and finance and human resources management.

•	A state department of education selected SunGard K-12 Education’s PerformancePLUS to help support performance tracking, assessment building and learning plan development.

For the nine months ended September 30, 2012, revenue was $3.13 billion, down 5% year over year (down 3% adjusting for currency). Excluding the broker/dealer business and adjusting for currency,

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revenue decreased 2%. Year to date, the Company reported an operating loss of $122 million, including the $385 million non-cash write-down of goodwill, compared to operating income of $190 million for the nine months ended September 30, 2011 which had no such write-down of goodwill. Year to date, adjusted operating income was $590 million, down 1% year over year, and adjusted EBITDA was $837 million, up $1 million year over year. The adjusted operating income margin and the adjusted EBITDA margin both improved over the first nine months of 2011 by 0.8 points and 1.3 points, respectively.

Financial Position

For the nine months ended September 30, 2012, the continuing operations of the Company generated $426 million in cash flow from operations, an increase of $64 million year over year, invested $173 million in capital expenditures and spent $10 million on acquisitions net of acquired cash. During the third quarter, the Company completed a small divestiture which was classified as a discontinued operation. In addition, the Company also paid $104 million in taxes related to the sale of its Higher Education business. The Company expects to pay the remaining taxes related to the sale during the fourth quarter.

At September 30, 2012, total debt outstanding was $6.1 billion and cash was $752 million. In addition, the Company’s leverage ratio as defined in its senior secured credit agreement was 4.23x, down from 4.96x at December 31, 2011, principally reflecting debt reduction of $1.7 billion during 2012.

On October 18, 2012, the Company successfully priced $1 billion of new 6.625% Senior Subordinated Notes due 2019. This transaction is scheduled to close on November 1, 2012. The Company plans to use the proceeds from this offering to repurchase or redeem all of its existing 10.25% Senior Subordinated Notes due 2015. As a result of this transaction, the Company expects to save approximately $36 million in annualized interest expense.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Conference Call & Webcast

SunGard will host a conference call and live web broadcast to discuss third quarter 2012 results today at 4:15 p.m. (Eastern Time). The dial-in number for the conference call is 706-902-1370, and the conference ID number is 54994508. You may also listen to the call at www.investorcalendar.com by clicking on the "audio" icon for SunGard. An audio replay will be available two hours after the call ends through midnight on November 13, 2012. To listen to the replay, please dial 1-855-859-2056 or 404-537-3406 and enter the conference ID number 54994508. A replay will also be available two hours after the call ends through midnight on November 13, 2012 at www.investorcalendar.com.

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About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 17,000 employees and serves approximately 25,000 customers in more than 70 countries. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of about $4.5 billion, SunGard is the largest privately held software and services company and is ranked 480 on the Fortune 500. For more information, please visit www.sungard.com.

Trademark Information: SunGard, the SunGard logo, AddVantage, InTrader, iWorks, PeformancePLUS, Stream Phase3, Valdi, are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and pro forma estimates are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; our high degree of leverage; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with broker/dealer operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the integration and performance of acquired businesses; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; a material weakness in our internal controls; and unanticipated changes in our tax provision or the adoption of new tax legislation. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the U.S. Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

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SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Three Months Ended Sept. 30,
	2011	2012
Revenue:
Services	$1,028	$969
License and resale fees	52	53

Total products and services	1,080	1,022
Reimbursed expenses	17	13

Total revenue	1,097	1,035

Costs and expenses:
Cost of sales and direct operating	465	430
Sales, marketing and administration	295	245
Product development and maintenance	101	90
Depreciation and amortization	67	70
Amortization of acquisition-related intangible assets	106	94
Goodwill impairment charges	—	385

Total costs and expenses	1,034	1,314

Operating income (loss)	63	(279)
Interest income	1	1
Interest expense and amortization of deferred financing fees	(130)	(102)
Loss on extinguishment of debt	—	—

Loss from continuing operations before income taxes	(66)	(380)
Benefit from income taxes	27	13

Loss from continuing operations	(39)	(367)
Income (loss) from discontinued operations, net of tax	(108)	5

Net loss	$(147)	$(362)

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Nine Months Ended Sept. 30,
	2011	2012
Revenue:
Services	$3,016	$2,916
License and resale fees	193	168

Total products and services	3,209	3,084
Reimbursed expenses	77	47

Total revenue	3,286	3,131

Costs and expenses:
Cost of sales and direct operating	1,416	1,321
Sales, marketing and administration	842	768
Product development and maintenance	302	273
Depreciation and amortization	204	211
Amortization of acquisition-related intangible assets	332	295
Goodwill impairment charges	—	385

Total costs and expenses	3,096	3,253

Operating income (loss)	190	(122)
Interest income	3	1
Interest expense and amortization of deferred financing fees	(396)	(325)
Loss on extinguishment of debt	(2)	(51)
Other income	—	2

Loss from continuing operations before income taxes	(205)	(495)
Benefit from income taxes	57	44

Loss from continuing operations	(148)	(451)

Income (loss) from discontinued operations, net of tax	(95)	316

Net loss	$(243)	$(135)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

(Unaudited)

	Dec. 31, 2011	Sept. 30, 2012
Assets:
Current:
Cash and cash equivalents	$867	$752
Accounts receivable, net	934	804
Clearing broker assets	213	21
Prepaid expenses and other current assets	117	136
Assets related to discontinued operations	1,350	—

Total current assets	3,481	1,713
Property and equipment, net	893	862
Software products, net	554	430
Customer base, net	1,574	1,414
Other assets, net	1,163	1,131
Goodwill	4,885	4,503

Total Assets	$12,550	$10,053

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$10	$9
Accounts payable and accrued expenses	780	748
Clearing broker liabilities	179	7
Deferred revenue	862	790
Deferred income taxes	76	—
Liabilities related to discontinued operations	246	—

Total current liabilities	2,153	1,554
Long-term debt	7,819	6,102
Deferred income taxes	1,117	1,034

Total liabilities	11,089	8,690
Stockholder’s equity	1,461	1,363

Total Liabilities and Stockholder’s Equity	$12,550	$10,053

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Statements of Cash Flows

(in millions)

(Unaudited)

	Nine Months Ended Sept. 30,
	2011	2012
Cash flow from operations:
Cash flow from (used in) continuing operations	$362	$426
Cash flow from (used in) discontinued operations	65	(340)

Cash flow from (used in) operations	427	86

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(35)	(10)
Cash paid for property and equipment and software	(183)	(173)
Other investing activities	(2)	3

Cash provided by (used in) continuing operations	(220)	(180)
Cash provided by (used in) discontinued operations	(7)	1,758

Cash provided by (used in) investment activities	(227)	1,578

Financing activities:
Cash received from borrowings, net of fees	1	(17)
Cash used to repay debt	(218)	(1,727)
Premium paid to retire debt	—	(27)
Other financing activities	(10)	(19)

Cash provided by (used in) continuing operations	(227)	(1,790)
Cash provided by (used in) discontinued operations	—	—

Cash provided by (used in) financing activities	(227)	(1,790)

Effect of exchange rate changes on cash	(2)	5

Increase (decrease) in cash and cash equivalents	(29)	(121)
Beginning cash and cash equivalents includes cash of discontinued operations (2011: $23, 2012: $6)	778	873

Ending cash and cash equivalents includes cash of discontinued operations (2011: $4, 2012: $-)	$749	$752

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 1. Reconciliation of Loss from Continuing Operations to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents loss from continuing operations before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior subordinated notes as well as under our senior secured credit facilities, as amended, which were entered into in August 2005 and our senior notes entered into in November 2010. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended Sept. 30,		Last Twelve Months Ended Sept. 30,
(in millions)	2011	2012	2012

Total Revenue	$1,097	$1,035	$4,285

Loss from continuing operations	$(39)	$(367)	$(372)
Interest expense, net	129	101	452
Benefit from income taxes	(27)	(13)	(105)
Depreciation and amortization	173	164	676

EBITDA	236	(115)	651
Goodwill impairment charges	—	385	433
Purchase accounting adjustments	3	2	9
Non-cash charges	9	10	41
Restructuring and other	53	16	45
Acquired EBITDA, net of disposed EBITDA	—	—	1
Loss on extinguishment of debt	—	—	52

Adjusted EBITDA - senior secured credit facilities, senior notes due 2018 and 2020 and senior subordinated notes due 2015	$301	$298	$1,232

Adjusted EBITDA Margin	27.5%	28.8%	28.7%

	Nine Months Ended Sept. 30,
(in millions)	2011	2012

Total Revenue	$3,286	$3,131

Loss from continuing operations	$(148)	$(451)
Interest expense, net	393	324
Benefit from income taxes	(57)	(44)
Depreciation and amortization	536	506

EBITDA	724	335
Goodwill impairment charges	—	385
Purchase accounting adjustments	8	7
Non-cash charges	23	30
Restructuring and other	79	29
Loss on extinguishment of debt	2	51

Adjusted EBITDA - senior secured credit facilities, senior notes due 2018 and 2020 and senior subordinated notes due 2015	$836	$837

Adjusted EBITDA Margin	25.4%	26.7%

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, restructuring and other costs and management fee expense. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. We have included information concerning adjusted operating income because we use this information when evaluating the underlying performance of the Company. While these charges are not of a non-recurring nature, by excluding these charges, in particular when they materially change from period to period, we are able to perform additional analysis of our business which we believe is important in understanding the operating results of the business. We regularly communicate our results, separately identifying these charges, to our board of directors. We changed how we define adjusted operating income and have conformed prior periods to the current period presentation. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
(in millions)	2011	2012	change	2011	2012	change
GAAP Revenue and Operating Income
Total revenue	$1,097	$1,035	(6%)	$3,286	$3,131	(5%)

Operating income (loss)	$63	$(279)	(547%)	$190	$(122)	(165%)
Operating income margin	5.7%	(27.0%)		5.8%	(3.9%)

Reconciliation to Adjusted Operating Income
Goodwill impairment	—	385		—	385
Amortization of acquisition-related intangible assets	106	94		332	295
Restructuring and other costs	46	13		62	23
Management fees	3	3		9	9

Adjusted operating income	$218	$216	(1%)	$593	$590	(1%)

Adjusted operating income margin	19.9%	20.9%		18.1%	18.9%

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 3. Impact of Broker/Dealer on Reported Revenue Growth of Continuing Operations

Beginning in 2007, the Company experienced significant revenue volatility in one of its trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2009, 2010, 2011 and 2012 follows:

	Quarter Ended							Full Year
	Mar-11	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sept-12	2009	2010	2011
Revenue growth as reported:
Total SunGard	1%	1%	3%	-3%	-4%	-4%	-6%	-1%	-7%	0%
Financial Systems	2%	1%	5%	-4%	-6%	-4%	-6%	0%	-9%	1%

Revenue growth as reported without broker/dealer business:
Total SunGard	3%	4%	5%	-2%	-2%	-2%	-5%	-1%	2%	3%
Financial Systems	6%	7%	10%	-2%	-3%	-1%	-5%	1%	6%	5%